Exhibit 10.2

This document constitutes part of a
prospectus covering securities that
we have registered under the
Securities Act of 1933

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

2,100,000 shares of Common Stock, par value $0.01 per share
Issuable under the Alaska Communications Systems Group, Inc. Amended and Restated 2012 Employee Stock Purchase Plan

This Prospectus relates to 2,100,000 shares of common stock (“Common Stock”) of Alaska Communications Systems Group, Inc. (the “Company”) reserved for issuance from time to time in connection with the Alaska Communications Systems Group, Inc. Amended and Restated 2012 Employee Stock Purchase Plan (the “Plan”).

The Plan generally provides for the grant to and the automatic exercise by eligible employees of options to purchase shares of Common Stock through payroll deductions during consecutive six-month offering periods. The Company holds payroll deductions as general corporate assets, and will not hold such payroll deductions in a trust or other fund. The outstanding Common Stock of the Company is listed on the Nasdaq Global Select Market under the ticker symbol “ALSK.”

The main features of the Plan are summarized in this Prospectus. However, if there are any inconsistencies between this Prospectus and the Plan or the terms of any option, the Plan and the terms of the option will always control.

_______________

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________

Individuals should rely only on the information contained in this document or that the Company has referred to them. The Company has not authorized anyone to provide information that is different. The Company is offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions which permit offers and sales. The information contained in this Prospectus is accurate only as of the date of this Prospectus.

Copies of the Plan and additional information about the Plan can be obtained without charge upon written or oral request to: Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503, telephone number (907) 297-3000.

THE DATE OF THIS PROSPECTUS IS JULY 17, 2020.

AVAILABLE INFORMATION

The Company is subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Periodic reports, proxy statements and other information filed by the Company in accordance with the Exchange Act can be inspected and copied at the SEC’s public reference room in Washington, D.C. , and copies of which can be obtained from the SEC upon payment of prescribed fees. Electronic reports, proxy statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system are publicly available through the SEC’s web site (http://www.sec.gov). The Company’s Common Stock is listed on the Nasdaq Global Select Market under the ticker symbol “ALSK.” Additional updating information with respect to the Company’s Common Stock may be provided in the future to participants by means of appendices to this Prospectus or delivery of other documents.

The Company has filed with the SEC one or more Registration Statement on Form S-8 (including all amendments thereto, the “Registration Statement”) with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the SEC’s public reference room in Washington, D.C. 20549, and copies of which may be obtained from the SEC upon payment of the prescribed fees.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which we have filed with the SEC, are incorporated by reference in this Prospectus:

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Our annual report on Form 10-K for the year ended December 31, 2019, filed on March 16, 2020, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 11, 2020;

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All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our annual report on Form 10-K referenced above (excluding any documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, and any exhibits included with such Items); and

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The description of our Common Stock contained in our registration statement on Form 8-A (Registration No. 000-28167), filed by us with the SEC under Section 12(b) of the Exchange Act, on November 17, 1999, including any amendments or reports filed for the purpose of updating such description.

In addition, the Company deems all documents subsequently filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act to be incorporated by reference in this Prospectus after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that the Company has sold all securities offered or which deregisters all securities then remaining unsold (except as to any portion of a document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions). The Company deems all such documents to be a part of this Prospectus from the respective dates of filing such documents.

The Company further deems any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. The Company will not deem any such statement so modified or superseded to constitute a part of this Prospectus except as so modified or superseded.

The Company will provide copies of all documents which it has incorporated into this Prospectus by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) without charge to each person, including any beneficial owner, to whom the Company has delivered this Prospectus, upon a written or oral request. The Company will also provide copies of this Prospectus, as amended or supplemented from time to time, any other documents (or parts of documents) that constitute part of the Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), or which Rule 428(b) under the Securities Act requires the Company to deliver, and its Annual Report to Stockholders, without charge to each such person, including upon written or oral request. Such persons should direct all requests to:

Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503

Tel: (907) 297-3000

SUMMARY OF THE PLAN

The purpose of the Plan is to assist eligible employees in acquiring a stock ownership interest in the Company, to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its designated subsidiaries.

The Plan generally provides for the grant and the automatic exercise of options to purchase shares of Common Stock through payroll deductions during successive six-month offering periods (unless the plan administrator changes the duration of future offering periods). The Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Employee Retirement Income Security Act of 1974 does not govern the Plan. In addition, the Plan does not qualify under Section 401(a) of the Code.

Because this is a summary, it does not contain all the information that may be important to participants. To the extent any provision of this summary is inconsistent with the terms of the Plan, the Plan will prevail. Participants may obtain a copy of the Plan and additional information about the Plan, without charge, by written or oral request to the Company:

Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503

Tel: (907) 297-3000

Securities Subject to the Plan

Under the terms of the Plan, the maximum aggregate number of authorized shares of Common Stock for issuance under the Plan is 2,100,000 shares of Common Stock. The Board of Directors of the Company (the “Board”) or a committee of the Board appointed to administer the Plan (the “Committee”) will proportionately adjust:

●	the aggregate number of shares of Common Stock subject to the Plan;

●	the number of shares of Common Stock subject to outstanding options; and

●	the price per share of outstanding options;

if there is any increase or decrease in the number of issued shares of Common Stock as a result of any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other increase or decrease in such shares of Common Stock affected without receipt of consideration by us as a result of which the Board or the Committee determines the foregoing adjustments are appropriate. The number of shares of Common Stock available for issuance under the Plan was reduced by the number of shares of Common Stock issued under the Company’s 1999 Employee Stock Purchase Plan (the “Prior Plan”) in respect of the offering period in effect on the date the Board originally adopted the Plan in 2012.

The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the open market or otherwise.

We will use proceeds from the sale of the shares of Common Stock pursuant to the exercise of options under the Plan for general corporate purposes.

Grant of Options; Offering Periods

The Plan grants to eligible employees nontransferable options to purchase shares of Common Stock. Options are granted on the first trading day (i.e., a day on which the stock exchange or national market system on which the Common Stock is listed is open for trading) of each offering period (the “enrollment date”). Such options are automatically exercised on the last trading day that is also a Company business day of each offering period (“exercise date”). The first day of each offering period is either January 1 or July 1 of each year, unless otherwise determined by the plan administrator.

Eligibility to Participate

You will be eligible to participate in any offering period if, on the first day of the period, you are one of our employees or our designated subsidiaries’ employees,

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who does not, immediately after the option is granted, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company (stock that you may purchase under options or that we attribute to you under Section 424(d) of the Code will be counted for this purpose);

●	whose customary employment is for more than 20 hours per week; and

●	whose customary employment is for more than 5 months in any calendar year.

We cannot grant an option that would permit your rights to purchase stock under all employee stock purchase plans maintained by the Company and its affiliates, and which are intended to qualify under Section 423 of the Code, to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of Common Stock (as of the time the options are granted) for each calendar year in which your option is outstanding at any time.

Election to Participate

You may enroll in the Plan by submitting the prescribed enrollment form to us no later than the filing deadline communicated to employees for the applicable offering period, or, if there is no specific deadline communicated to employees, then no later than the 15th day of the month (or if such day is not a business day for the Company or the applicable subsidiary, on the immediately preceding business day) before the enrollment date.

Your authorization will enroll you in the Plan for each successive offering period until you:

●	submit a new authorization;

●	withdraw from participation in the Plan; or

●	become ineligible to participate in the Plan.

Your election to participate in the Plan must specify the whole percentage of your compensation, not less than one percent (1%), nor more than fifteen percent (15%), that you desire to use for the purchase of shares of Common Stock under the Plan.

Payroll Deductions

Throughout the offering period we will reduce your cash compensation on an after-tax basis through payroll deductions. The payroll deductions will be used to purchase shares of Common Stock at the end of each offering period. The payroll deduction will equal a specified whole percentage of your compensation, not less than one percent (1%), nor more than fifteen percent (15%), payable on each payday. For purposes of the Plan, your compensation means your full base salary, including shift differential, and overtime paid to you by the Company or a designated subsidiary. “Compensation” does not include

●	cash incentives, bonuses or commissions;

●	any amounts contributed by the Company or a designated subsidiary to any pension plan;

●	any automobile or relocation allowances (or reimbursement of any such expenses);

●	any amounts paid as a starting bonus or finder’s fee;

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equity compensation (including performance stock, performance stock units, restricted stock, restricted stock units or other equity awards) and any amounts realized from the exercise of any stock options or other equity incentive awards;

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any amounts paid by the Company or a designated subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits; or

●	other similar forms of extraordinary compensation, as determined by the plan administrator.

You may change your payroll deduction percentage by submitting the prescribed percentage change form to us not later than the 15th day (or if such day is not a business day for the Company or the applicable subsidiary, on the immediately preceding business day) of the last month of the offering period. You may decrease your payroll deduction percentage only once during an offering period. Such change in rate shall be effective not later than the first full payroll period following 10 business days after the Company’s stock plan administration department receives the new subscription agreement (or such shorter or longer period as may be determined by the plan administrator, in its sole discretion).

We may discontinue your payroll deductions during an offering period to the extent we determine that your payroll deductions during such offering period would result in purchases of Common Stock in excess of the limitations described under “Eligibility to Participate” above and “Purchase Price” below. Payroll deductions will recommence on the first day of the next offering period, subject to the limitations described above.

We will hold your payroll deductions throughout the offering period as general unsecured corporate assets. We will credit this amount in an account established under the Plan for you. At the end of each offering period, your option to purchase shares of Common Stock under the Plan will be exercised automatically. We will use the amount in your account to pay the exercise price of your option and determine the number of shares of Common Stock issuable to you for that period.

We will not credit any interest on payroll deductions credited to your account under the Plan.

Purchase Price

Currently, the number of shares that an individual may purchase shall not exceed 10,000 shares of Common Stock for any offering period.

The per share purchase price for our Common Stock for any offering period will equal the lesser of:

●	eighty-five percent (85%) of the fair market value of a share of Common Stock on the first trading day of the offering period in which you are participating, or

●	eighty-five percent (85%) of the fair market value of a share of Common Stock on the exercise date with respect to the offering period in which you are participating.

We will determine the fair market value of a share of Common Stock, as of any given date, as follows:

●

If our Common Stock is listed on any established stock exchange or national market system, then its fair market value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date (or the closing bid, if no sales were reported) or, if there is no closing sales price for a share of Common Stock on such date, then it will be the closing sales price (or the closing bid, if no sales were reported) for a share of Common Stock on the last trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the plan administrator deems reliable;

●

If our Common Stock is not listed on an established stock exchange or national market system, but is regularly quoted by a recognized securities dealer, then its fair market value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the plan administrator deems reliable; or

●

If our Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its fair market value shall be established by the plan administrator in good faith.

Exercise of Options

Your option will be automatically exercised on the exercise date (i.e., last trading day that is also a Company business day of each offering period). The maximum number of whole and any fractional shares (rounded to the nearest hundredth) of Common Stock subject to the option shall be purchased for you with the accumulated payroll deductions in your account. Unused accumulated payroll deductions in excess of $1.00 will be refunded to you; amounts less than $1.00 will be rounded down to zero.

As promptly as practicable after each exercise date on which a purchase of shares occurs, the Company may arrange for the deposit, into your account with any broker designated by the Company to administer the Plan, of the number of shares purchased upon exercise of your option.

If options may be exercised in an amount which exceeds the total number of shares of Common Stock remaining available under the Plan on the applicable enrollment date, or the number of shares available for such purchase under the Plan on such exercise date, the plan administrator may, in its sole discretion, (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on the enrollment date or exercise date, as applicable, in as uniform a manner as shall be practicable and as it will determine in its sole discretion to be equitable among all participants, and continue all offering periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on the enrollment date or exercise date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants, and terminate any or all offering periods then in effect.

We will not pay any interest on any unapplied payroll deductions.

Withdrawal from Participation

You can avoid the automatic exercise of your option if you submitted the prescribed withdrawal form to us not later than the 15th day (or if such day is not a business day for the Company or the applicable subsidiary, on the immediately preceding business day) of the last month of the offering period. All of your payroll deductions credited to your account during the offering period will be paid to you as soon as reasonably practicable after receipt of notice of withdrawal and your option for the offering period will be automatically terminated and no further payroll deductions for the purchase of shares will be made for such offering period or thereafter. We will not pay any interest on any payroll deductions. You will need to submit a new enrollment form if you wish to resume participation in the Plan as described under “Election to Participate” above.

Cessation of Participation

If you cease to be an eligible employee for any reason, provided that such event is not later than the 15th day (or if such day is not a business day for the Company or the applicable subsidiary, on the immediately preceding business day) of the last month of the offering period, you will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to your account during the offering period will be paid to you or, in the case of your death, to the person or persons entitled thereto pursuant to the terms of the Plan, as soon as reasonably practicable and your option for the offering period will be automatically terminated. If you cease to be an eligible employee later than the 15th day (or if such day is not a business day for the Company or the applicable subsidiary, on the immediately preceding business day) of the last month of the offering period, for any reason, you will be deemed to have elected to withdraw from the Plan effective immediately after the exercise date and no further payroll deductions will be withheld from compensation paid after such exercise date.

Effect of Leaves of Absences on Participation

For purposes of the Plan, the employment relationship shall be treated as continuing intact in the event you are on sick leave or other leave of absence approved by the Company or a designated subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds 90 days and your right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave; provided, however, that this 90 day leave limitation shall not apply to you if you work a supervisor-approved, regular work schedule, of five or more months in each calendar year.

Administration of the Plan

The Plan will be administered by the Board unless and until the Board delegates administration to a committee. The Committee will consist of at least two members of our Board of Directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. We will pay all costs of administering the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board.

It shall be the duty of the plan administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The plan administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and the options, and all members of the Board will be fully protected by the Company in respect to any such action, determination or interpretation. The Board may at any time exercise the duties of the Committee under the Plan.

The plan administrator may designate an agent to assist in the administration of the Plan. This agent may establish and maintain individual accounts for each of the participants in the Plan.

Inquiries regarding administration of the Plan may be directed to the Company at the address and telephone number under “Summary of the Plan” above.

Rights as a Stockholder

You will not have any rights as a stockholder as to the shares of Common Stock covered by an option until we have issued and delivered such shares to you or your account following the exercise of your option. We generally will not adjust for most dividends or distributions or other rights for shares of Common Stock if the record date is prior to the date of such issuance.

All eligible employees will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with the equal rights and privileges requirement of Section 423 of the Code will automatically be reformed to comply with such requirement.

Reports

Individual bookkeeping accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating employees at least annually, which statements shall set forth the amounts of payroll deductions utilized for purchases within the reporting period, the purchase price, the number of shares purchased and the remaining cash balance, if any.

Options Not Transferable

You cannot assign or transfer any option granted under the Plan, except by will or the laws of descent and distribution. During your lifetime, only you may exercise the option. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an offering period in accordance with the terms of the Plan.

Notice of Disposition of Shares

Each participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option under the Plan. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the participant in such disposition or other transfer.

Sales of Shares

The Company has filed a Registration Statement with the SEC to register the shares of Common Stock issuable under the Plan. If the Registration Statement ceases to be effective, you may not be able to exercise your options or freely sell the shares you purchase unless an exemption from registration is available under federal and state securities laws. Exemptions from registration are very limited and might be unavailable.

Sales of shares purchased under the Plan are also subject to compliance with our insider trading policy that prohibits buying or selling Company securities while you are aware of material, nonpublic information. Certain individuals who are considered “affiliates” for purposes of Rule 144 of the Securities Act must resell any shares acquired in compliance with the applicable requirements of Rule 144.

Dissolution, Liquidation or Merger of the Company

If there is a dissolution or liquidation of the Company, the offering period then in progress will be shortened by setting a new exercise date and will terminate immediately prior to the consummation of such dissolution or liquidation, unless provided otherwise by the plan administrator. The new exercise date will be before the date of the Company’s proposed dissolution or liquidation and the plan administrator will notify each participant in writing, at least 10 business days prior to the new exercise date, that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has withdrawn from the offering period pursuant to the terms of the Plan.

If there is a proposed sale of all or substantially all of the assets of the Company, a proposed merger of the Company with or into another corporation, each outstanding option under an ongoing offering period shall be assumed or an equivalent option substituted by the successor corporation or acquirer or a parent or subsidiary of the successor corporation or acquirer. If the successor corporation or acquirer refuses to assume or substitute for the outstanding options under an ongoing offering period, the offering period will be shortened by setting a new exercise date. The new exercise date will be before the date of the proposed transaction. The Company will notify each participant in writing, at least 10 business days prior to the new exercise date, that the exercise date for the offering period has been changed to the new exercise date and that the purchase shall automatically occur on the new exercise date, unless the participant has withdrawn from the offering period pursuant to the terms of the Plan. The new exercise date may be set and may occur regardless of whether a proposed sale or merger is actually consummated and we and our affiliates will have no liability to any participant in the Plan in connection with the establishment of a new exercise date.

Effectiveness, Amendment and Termination of the Plan

The Board may amend or terminate the Plan at any time. However, a Plan amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules.

The Board may terminate the Plan at any time, provided no such termination may affect any then outstanding options under the Plan. Except as indicated above, the Board may also modify the Plan from time to time. The Board may terminate an offering period if the Board determines that such termination is in the best interests of the Company and its stockholders, in which case the payroll deductions credited to each participant’s account will be paid to them as soon as reasonably practicable following the termination of the offering period.

The Plan will remain in effect until December 31, 2030, unless sooner terminated by the Board pursuant to the terms of the Plan.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE PLAN

The Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. The following is a general summary under current law of the material United States federal income tax consequences to participants in the Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign taxes and state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant to participants in light of their personal investment circumstances. This summarized tax information is not tax advice.

Grant of Option; Exercise of Option

You will not recognize taxable income on the date we grant an option to you under the Plan (i.e., the first trading day of the offering period), nor will you recognize taxable income on the date you exercise the option and purchase shares of Common Stock (i.e., the last trading day of each offering period).

Sale of Common Stock after the Holding Period

If you do not dispose of the shares of Common Stock you purchase upon exercise of your option under the Plan, within two (2) years after the date on which we granted the option, or within one (1) year after the date on which you purchase the shares (the “Holding Period”), or if you die while owning the shares, you will be taxed in the year in which you dispose of the shares of Common Stock, or the year closing with your death, whichever applies, as follows:

●	You will recognize ordinary income on an amount equal to the lesser of:

—

the excess, if any, of the fair market value of the shares of Common Stock on the date on which you disposed of such shares or the date on which you died, as applicable, over the amount paid for the shares, or

—	the excess of the fair market value of the shares of Common Stock on the date we granted the option, over the purchase price, determined assuming that the option was exercised on the date granted; and

●

You will recognize as capital gain any further gain realized by you when you dispose of the shares of Common Stock (after increasing the tax basis in these shares by the amount of ordinary income realized as described above).

Sale of Common Stock during the Holding Period

If you dispose of your shares of Common Stock purchased upon exercise of your option before the Holding Period expires, you will be taxed in the year in which you dispose of such shares:

●

You will recognize ordinary income, reportable for the year of the disposition of such shares of Common Stock, to the extent of the excess of the fair market value of such shares on the date on which you exercised the option, over the purchase price for such shares; and

●

You will recognize as capital gain any further gain realized by you when you dispose of the shares of Common Stock (after increasing the tax basis in these shares by the amount of ordinary income realized as described above).

If you dispose of the shares of Common Stock before the Holding Period expires and the amount realized is less than the fair market value of our Common Stock at the time of exercise, you will be taxed in the year in which you dispose of such shares, as follows:

●

You will recognize ordinary income to the extent of the excess of the fair market value of such shares of Common Stock on the date on which you exercised the option, over the purchase price for such shares; and

●	You will recognize a capital loss to the extent the fair market value of such shares of Common Stock on the exercise date exceeds the amount realized on the sale.

Our Deduction

We (or any subsidiary of ours that employs you) are entitled to a tax deduction only to the extent that you recognize ordinary income because you dispose of the Common Stock before the Holding Period expires.

Other Tax Consequences

We recommend that you consult your personal tax advisors with respect to the federal, foreign (if applicable), state and local tax aspects of option grants, option exercises and any subsequent dispositions of Common Stock acquired under the Plan.